Exhibit 99.1

Ramco-Gershenson Properties Trust Reports Financial Results For the Fourth Quarter and Full Year 2012

FARMINGTON HILLS, Mich.--(BUSINESS WIRE)--February 12, 2013--Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial results for the three and twelve months ended December 31, 2012.

Fourth Quarter and Full Year Highlights:

The Company’s fourth quarter and full year 2012 highlights are reflective of its strategy to improve operations, build a higher-quality shopping center portfolio, and maintain a strong balance sheet.

Financial and Operating Results

●	Reported Funds from Operations (“FFO”) as adjusted of $0.27 per diluted share for the fourth quarter 2012 and $1.04 per diluted share for the full year 2012.

●	Fourth quarter same-center net operating income (“NOI”) increased by 3.8% and full-year same-center NOI increased 3.3%, compared to the same periods in 2011.

●	Core portfolio leased occupancy increased 110 basis points to 94.6%, compared to 93.5% at December 31, 2011.

●
During 2012, the Company signed a total of 330 leases, encompassing 1.8 million square feet achieving same-space rental growth of 4.6%, including 81 leases signed in the fourth quarter of 2012 at same-space rental growth of 5.7%.

Investment Activity

Acquisitions and Dispositions:

●
During 2012, the Company completed $150.0 million in acquisitions, bolstering its presence in targeted markets. Fourth quarter 2012 acquisitions included Phase II of The Shoppes at Fox River in Waukesha (Milwaukee), Wisconsin anchored by T.J. Maxx. In addition, the Company purchased 12 acres of land for a Phase III development in response to tenant interest at the center.

●	During 2012, the Company completed $79.0 million in dispositions of non-core assets, of which RPT’s share was $29.0 million, including five properties in Michigan.

Development and Redevelopment:

●
During 2012, the Company commenced the development of Phase I of Parkway Shops in Jacksonville, Florida, anchored by Marshalls and Dick’s Sporting Goods. The development is 98.2% leased and is slated to open in the second quarter of 2013.

●	In the fourth quarter of 2012, the Company completed the redevelopment of Peachtree Hill in Duluth, Georgia featuring a new 45,000 square foot LA Fitness.

Balance Sheet

●
During 2012, the Company closed a $360 million unsecured credit facility, including a $120 million 5-year term loan and a $240 million line of credit. At year-end, the Company had availability of $198.8 million under its line of credit.

●	As of December 31, 2012, the Company’s unencumbered asset base was valued under the credit facility at approximately $765 million, compared to $569 million at the end of 2011.

●	Net debt to EBITDA decreased to 6.6x, compared to 7.7x for the same period in 2011.

●	Interest coverage was 3.2x and fixed charge coverage was 2.2x, representing increases compared to 2.3x and 1.6x, respectively, in the comparable period.

“I am pleased to report that 2012 was a very successful year for our Company as demonstrated by our solid financial and operating results,” said Dennis Gershenson, President and Chief Executive Officer. “In 2013, we will continue to build on last year’s achievements and pursue a number of additional growth opportunities that will positively impact long-term shareholder value.”

Financial Results

FFO for the three months ended December 31, 2012, adjusted for provisions for impairment and gains on extinguishment of debt, was $13.4 million or $0.27 per diluted share, compared to FFO of $9.0 million, or $0.22 per diluted share for the same period in 2011.

FFO for the twelve months ended December 31, 2012, adjusted for provisions for impairment and gains on extinguishment of debt, was $49.0 million or $1.04 per diluted share, compared to FFO of $41.7 million, or $1.01 per diluted share for the same period in 2011.

FFO unadjusted was $0.24 and $1.02 per diluted share for the three and twelve months ended December 31, 2012, respectively.

Net loss available to common shareholders for the three months ended December 31, 2012 was $(0.2) million or $(0.01) per diluted share. Net loss available to common shareholders for the twelve months ended December 31, 2012 was $(0.05) million or $(0.00) per diluted share.

Operating Statistics

As of December 31, 2012, the Company owned equity interests in 78 retail shopping centers and one office building consisting of 53 wholly-owned properties and 26 joint venture properties totaling 15.0 million square feet. At year end, the Company’s core portfolio improved to 94.6% leased, compared to a core portfolio leased rate of 93.5% at December 31, 2011. Its total portfolio, which includes redevelopment properties, improved to 93.8% leased, compared to a total portfolio leased rate of 91.4% at December 31, 2011.

At year end, the Company had 42 properties in its wholly-owned, same-center portfolio with occupancy of 94.7%, compared to 93.1% for the same period last year. Same-center net operating income for the wholly-owned portfolio increased by 3.8% for the quarter and 3.3% for the twelve months ended December 31, 2012.

During 2012, the Company signed a total of 330 leases, encompassing 1.8 million square feet, achieving same-space rental growth of 4.6%, including nine new anchor leases totaling 278,341 square feet. During the fourth quarter, the Company executed 81 lease transactions encompassing 431,295 square feet, achieving same-space rental growth of 5.7%.

Investment Activity

Acquisitions and Dispositions:

During 2012, the Company completed $150.0 million in acquisitions. Previously announced core acquisitions for the year include Central Plaza in St. Louis, Missouri, Harvest Junction North and South in Longmont (Boulder), Colorado, and Nagawaukee Shopping Center in Nagawaukee (Milwaukee), Wisconsin, for an aggregate 616,393 square feet. All of the shopping centers are multi-anchored and are the market dominant community centers in their respective trade areas.

During the fourth quarter, the Company acquired Phase II of The Shoppes at Fox River in Waukesha (Milwaukee), Wisconsin. The newly developed 47,058 square foot shopping center is leased to T.J. Maxx, Rue 21, ULTA Beauty and Charming Charlie. The Company also acquired 12 acres of land adjacent to the center for future development. The total acquisition price was $10.4 million. Also during the fourth quarter, the Company acquired a 49,644 square foot building adjoining its Spring Meadows Place shopping center in Holland (Toledo), Ohio for $2.4 million. Anchors at Spring Meadows, including anchor-owned space, are Target, Kroger, Sam’s Club, T.J. Maxx, Dick’s Sporting Goods and PetSmart. Spring Meadows is 95.6% leased.

The Company’s 2012 disposition program focused on the least productive assets in its portfolio. During 2012, the company completed $79.0 million in dispositions of non-core assets, including five properties in Michigan. The Company’s share was $29.0 million.

During the fourth quarter, the Company closed on the sale of the CVS Pharmacy at Collins Pointe Plaza in Cartersville (Atlanta), Georgia for $2.6 million, completing the full disposition of that shopping center. Additionally, Gratiot Crossing in Chesterfield, Michigan was conveyed to the lender for the release of $13.4 million in mortgage debt. Gratiot Crossing and Collins Pointe were both held in joint ventures.

Development/Redevelopment:

The development of Phase I of Parkway Shops in Jacksonville, Florida is proceeding on schedule for a spring 2013 opening. Parkway Shops is anchored by Dick’s Sporting Goods and Marshalls and is currently 98.2% leased.

During the fourth quarter, the Company completed the redevelopment of the Peachtree Hill shopping center in Duluth (Atlanta), Georgia. The redevelopment included the construction of a 45,000 square foot LA Fitness. Peachtree Hill is also anchored by a market-dominant Kroger supermarket.

Financing Activities/Balance Sheet

Financing Activities:

During the year, the Company closed on a $360 million unsecured credit facility, including a $120 million term loan and a $240 million line of credit. At December 31, 2012, the Company had $198.8 million available under its line of credit and $4.2 million of cash on hand.

During the fourth quarter, the Company refinanced The Shops on Lane Avenue in Upper Arlington (Columbus), Ohio with a ten-year mortgage loan of $28.7 million at an interest rate of 3.76%. Subsequent to quarter-end, the Company refinanced Market Plaza in Glen Ellyn (Chicago), Illinois with a five-year mortgage loan of $16.0 million at an interest rate of 2.86%. The Shops on Lane Avenue and Market Plaza are both held in joint ventures.

Balance Sheet:

At December 31, 2012, the Company’s total market capitalization equaled $1.3 billion, comprised of 51.2 million shares of common stock (or equivalents) valued at $681.7 million, 2.0 million shares of convertible perpetual preferred stock valued at $107.9 million and $543.1 million of consolidated debt and capital lease obligations, net of cash.

In 2012, the Company posted solid improvements in its debt metrics. At December 31, 2012, the Company’s net debt to total market capitalization was 40.7%, compared to 51.0% for the same period in 2011. Its net debt to annualized EBITDA decreased to 6.6x, compared to 7.7x for the same period in 2011. At December 31, 2012, its unencumbered asset base was valued at approximately $765 million, compared to $569 million at December 31, 2011.

Dividend

During the fourth quarter, the Company increased its quarterly common share cash dividend by 3.0% to $0.16825 per share, or $0.6730 per share annualized, for the period of September 1, 2012 through December 31, 2012. Its common share dividend, along with its Series D convertible perpetual preferred dividend of $0.90625 per share, were paid on January 2, 2013 to shareholders of record on December 20, 2012. The Company’s FFO (adjusted) payout ratio for the quarter was 62.3%.

2013 Guidance

The Company has affirmed its 2013 guidance for FFO of $1.03 to $1.09 per diluted share (excluding impairment charges and gains/losses on extinguishment of debt), based on the following:

●	A core portfolio year end leased occupancy of between 94% and 95%.

●	An increase in same-center NOI of between 2% and 3%.

●	General and administrative expense of approximately $20 million.

●	Transactional income from land sales, lease terminations, and insurance settlements of approximately $0.05 per diluted share, compared to $0.04 per diluted share of such income in 2012.

●	As-converted treatment of the Company's convertible preferred stock, if applicable.

The Company’s 2013 FFO does not include the effect of any potential acquisitions and dispositions.

Conference Call/Webcast

Ramco-Gershenson Properties Trust will host a live broadcast of its fourth quarter 2012 conference call on Wednesday, February 13, 2013, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID # 407166), for one week.

Supplemental Materials

The Company’s supplemental financial package is available on its corporate web site at www.rgpt.com in the investor info section, SEC filings tab. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

About Ramco-Gershenson Properties Trust

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan. The Company’s business is the ownership and management of multi-anchor shopping centers in strategic, quality of life markets throughout the Eastern, Midwestern and Central United States. At December 31, 2012, the Company owned and managed a portfolio of 78 shopping centers and one office building with approximately 15.0 million square feet of gross leasable area owned by the Company or its joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Missouri, Colorado, Wisconsin, Illinois, Indiana, New Jersey, Virginia, Maryland, and Tennessee. At December 31, 2012, the Company’s core operating portfolio was 94.6% leased. For additional information regarding Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing to ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,
	2012	2011
ASSETS
Income producing properties, at cost:
Land	$166,500	$133,145
Buildings and improvements	952,671	863,763
Less accumulated depreciation and amortization	(237,462)	(222,722)
Income producing properties, net	881,709	774,186
Construction in progress and land held for development or sale	98,541	87,549
Net real estate	980,250	861,735
Equity investments in unconsolidated joint ventures	95,987	97,020
Cash and cash equivalents	4,233	12,155
Restricted cash	3,892	6,063
Accounts receivable, net	7,976	9,614
Note receivable	-	3,000
Other assets, net	72,953	59,236
TOTAL ASSETS	$1,165,291	$1,048,823

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable:
Mortgages payable	$293,156	$325,887
Unsecured revolving credit facility	40,000	29,500
Unsecured term loan facilities	180,000	135,000
Junior subordinated notes	28,125	28,125
Total mortgages and notes payable	541,281	518,512
Capital lease obligation	6,023	6,341
Accounts payable and accrued expenses	21,589	18,662
Other liabilities	26,187	15,528
Distributions payable	10,379	8,606
TOTAL LIABILITIES	605,459	567,649

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 shares issued and outstanding as of December 31, 2012 and December 31, 2011	$100,000	$100,000
Common shares of beneficial interest, $0.01 par, 80,000 shares authorized, 48,489 and 38,735 shares issued and outstanding as of December 31, 2012 and 2011, respectively	485	387
Additional paid-in capital	683,609	570,225
Accumulated distributions in excess of net income	(249,070)	(218,888)
Accumulated other comprehensive loss	(5,241)	(2,649)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	529,783	449,075
Noncontrolling interest	30,049	32,099
TOTAL SHAREHOLDERS' EQUITY	559,832	481,174

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,165,291	$1,048,823

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
REVENUE
Minimum rent	$24,014	$19,800	$90,354	$79,440
Percentage rent	223	30	601	244
Recovery income from tenants	8,394	8,254	31,664	29,673
Other property income	383	370	2,055	4,091
Management and other fee income	1,129	1,033	4,064	4,126
TOTAL REVENUE	34,143	29,487	128,738	117,574

EXPENSES
Real estate taxes	4,229	4,322	17,076	16,452
Recoverable operating expense	4,604	4,126	15,879	14,404
Other non-recoverable operating expense	882	1,272	2,838	3,540
Depreciation and amortization	10,489	9,089	39,479	34,594
General and administrative expense	4,699	4,381	19,445	19,646
TOTAL EXPENSES	24,903	23,190	94,717	88,636

INCOME BEFORE OTHER INCOME AND EXPENSES, TAX AND DISCONTINUED OPERATIONS	9,240	6,297	34,021	28,938

OTHER INCOME AND EXPENSES
Other expense, net	(237)	(38)	(66)	(257)
Gain on sale of real estate	-	-	69	231
Earnings (loss) from unconsolidated joint ventures	1,164	(3,667)	3,248	1,669
Interest expense	(6,386)	(6,893)	(25,895)	(27,636)
Amortization of deferred financing fees	(341)	(379)	(1,449)	(1,861)
Provision for impairment	(1,766)	(16,917)	(1,766)	(16,917)
Provision for impairment on equity investments in unconsolidated joint ventures	(92)	(9,611)	(386)	(9,611)
Deferred gain recognized upon acquisition of real estate	-	-	845	-
Loss on extinguishment of debt	-	-	-	(1,968)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAX	1,582	(31,208)	8,621	(27,412)
Income tax benefit (provision)	16	189	34	(795)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,598	(31,019)	8,655	(28,207)

DISCONTINUED OPERATIONS
Gain on sale of real estate	-	1,020	336	9,406
Gain on extinguishment of debt	-	1,218	307	1,218
Provision for impairment	-	(10,883)	(2,536)	(10,883)
Income (loss) from discontinued operations	61	86	330	(34)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	61	(8,559)	(1,563)	(293)

NET INCOME (LOSS)	1,659	(39,578)	7,092	(28,500)
Net (income) loss attributable to noncontrolling partner interest	(79)	2,481	112	1,742
NET INCOME (LOSS) ATTRIBUTABLE TO RPT	1,580	(37,097)	7,204	(26,758)
Preferred share dividends	(1,812)	(1,812)	(7,250)	(5,244)
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(232)	$(38,909)	$(46)	$(32,002)

(LOSS) EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$(0.01)	$(0.79)	$0.03	$(0.83)
Discontinued operations	-	(0.21)	(0.03)	(0.01)
	$(0.01)	$(1.00)	$-	$(0.84)
(LOSS) EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$(0.01)	$(0.79)	$0.03	$(0.83)
Discontinued operations	-	(0.21)	(0.03)	(0.01)
	$(0.01)	$(1.00)	$-	$(0.84)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	47,873	38,735	44,101	38,466
Diluted	47,873	38,735	44,485	38,466

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011

Net loss available to common shareholders	$(232)	$(38,909)	$(46)	$(32,002)
Adjustments:
Rental property depreciation and amortization expense	10,359	9,260	39,240	36,271
Pro-rata share of real estate depreciation from unconsolidated joint ventures	1,600	4,366	6,584	9,310
Gain on sale of depreciable real estate	-	(1,020)	(336)	(7,197)
Loss (gain) on sale of joint venture depreciable real estate (1)	-	-	75	(2,718)
Provision for impairment on income-producing properties (2)	379	16,332	2,355	16,332
Provision for impairment on equity investments in unconsolidated joint ventures	92	9,611	386	9,611
Provision for impairment on joint venture income-producing properties (1)	-	1,644	50	1,644
Deferred gain recognized upon acquisition of real estate	-	-	(845)	-
Noncontrolling interest in Operating Partnership	79	(2,486)	353	(1,742)
FUNDS FROM OPERATIONS	$12,277	$(1,202)	$47,816	$29,509

Provision for impairment for land available for sale	1,387	11,468	1,387	11,468
(Gain) loss on extinguishment of debt	-	(1,218)	-	750
Gain on extinguishment of joint venture debt, net of RPT expenses(1)(3)	(221)	-	(178)	-
FUNDS FROM OPERATIONS, EXCLUDING ITEMS ABOVE	$13,443	$9,048	$49,025	$41,727

Weighted average common shares	47,873	38,735	44,101	38,466
Shares issuable upon conversion of Operating Partnership Units	2,370	2,629	2,509	2,785
Dilutive effect of securities	391	132	384	145
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	50,634	41,496	46,994	41,396

FUNDS FROM OPERATIONS, PER DILUTED SHARE	$0.24	$(0.03)	$1.02	$0.71
FUNDS FROM OPERATIONS, EXCLUDING ITEMS ABOVE, PER DILUTED SHARE	$0.27	$0.22	$1.04	$1.01

Dividend per common share	$0.16825	$0.16325	$0.6580	$0.6530
Payout ratio - FFO, excluding items above	62.3%	74.2%	63.3%	64.7%

(1)	Amount included in earnings from unconsolidated joint ventures.
(2)
The twelve months ended December 31, 2012 amount includes $1.9 million which represents our proportionate ownership share of the total for one property that was previously held in a consolidated partnership. In June 2012, the partnership completed a deed-in-lieu transfer to the lender in exchange for full release under its mortgage loan obligation in the amount of $8.5 million.

(3)	The twelve months ended December 31, 2012 amount includes RPT's costs associated with the liquidation of two joint ventures concurrent with the extinguishment of their debt.

Management considers funds from operations, also known as “FFO,” an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents net income attributable to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (“GAAP”), gains (losses) on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT has recently clarified its computation of FFO to exclude impairment charges on depreciable property and equity investments in depreciable property. Management has restated FFO for prior periods accordingly. FFO should not be considered an alternative to GAAP net income attributable to common shareholders as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

CONTACT:
Ramco-Gershenson Properties Trust
Dawn Hendershot, 248-592-6202
Director of Investor Relations and Corporate Communications